UiPath Reports Second Quarter Fiscal 2023 Financial Results

ARR surpasses the $1 billion mark reaching $1.043 billion, an increase of 44 percent year-over-year driven by net new ARR of $66 million

NEW YORK, NY – September 6, 2022 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation software company, today announced financial results for its second quarter fiscal 2023 ended July 31, 2022.
“We are pleased to report that ARR surpassed $1 billion in the second quarter fiscal 2023 to reach $1.043 billion, achieving this important milestone in just seven years. I am proud of the Company we have built and our unwavering commitment to innovation including the upcoming platform release, 2022.10, which we will unveil at our user conference, FORWARD 5, later this month,” said Daniel Dines, UiPath Co-Founder and Co-Chief Executive Officer.
Robert Enslin, UiPath Co-Chief Executive Officer, added, “The market is evolving and UiPath is leading the way with our end-to-end platform that covers the full automation lifecycle. To capitalize on the significant opportunity in front of us we are strategically repositioning the Company to elevate customer conversations, sell business outcomes, and help organizations realize the transformational benefits of automation. We firmly believe these changes will position us for both growth and profitability.”
Second Quarter Fiscal 2023 Financial Highlights
•Revenue of $242.2 million increased 24 percent year-over-year.
•ARR of $1.043 billion increased 44 percent year-over-year.
•Net new ARR of $66.2 million.
•Dollar based net retention rate of 132 percent.
•GAAP gross margin was 82 percent.
•Non-GAAP gross margin was 84 percent.
•Net cash used in operations was $23.7 million.
•Non-GAAP adjusted free cash flow was negative $23.3 million.
•Cash, cash equivalents, and marketable securities were $1.7 billion as of July 31, 2022.
Financial Outlook
“We delivered a solid second quarter fiscal 2023 despite increasing FX headwinds and macro uncertainty. While our global footprint is an asset to the business, it exposes us to foreign exchange and macroeconomic volatility which is reflected both in our fiscal second quarter results and our fiscal third quarter and full year 2023 financial outlook,” said Ashim Gupta, UiPath Chief Financial Officer. “Our go forward priority will be to balance investing for long-term growth while managing the business to consistently expand non-GAAP operating margin and deliver sustainable positive non-GAAP adjusted free cash flow in fiscal year 2024 and beyond. We look forward to sharing more detail during our upcoming Investor Day.”

For the third quarter fiscal 2023, UiPath expects:
•Revenue in the range of $243 million to $245 million
•ARR in the range of $1,091 million to $1,093 million as of October 31, 2022
•Non-GAAP operating loss in the range of $(30) million to $(25) million

For the full year fiscal 2023, UiPath expects:
•Revenue in the range of $1,002 million to $1,007 million
•ARR in the range of $1,153 million to $1,158 million as of January 31, 2023
•Non-GAAP operating loss of approximately $(15) million
Reconciliation of non-GAAP operating loss guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•Acquired Re:infer: Re:infer, a London-based natural language processing company for unstructured documents and communications, uses machine learning technology to mine context from communication messages and transform them into actionable data with speed and accuracy. Combining Re:infer with UiPath’s AI-powered automation capabilities will enable UiPath software robots to understand email context and semantics, online chats, and voice sessions to deliver superior customer service interactions.
•Announced technology integrations with:
◦Snowflake to quickly help incorporate Snowflake data into UiPath automations. Future enhancements are expected to allow robots to collect data from virtually anywhere, validate and enrich the data, and then store it in Snowflake.
◦Workday to automate actions in other systems from Workday Business Processes. This integration, now available in the Workday Extend App Catalog, opens the door to use Workday and UiPath together to automate processes related to onboarding, job transitions, and hundreds of other HCM & Financials transactions.
•Received industry recognition:
◦Named a Leader in the 2022 Gartner Magic Quadrant for Robotic Process Automation1 for the fourth consecutive year. In this report, UiPath was positioned highest for Ability to Execute and furthest for Completeness of Vision.
◦Named a Leader and a Star Performer in Everest Group’s PEAK® Matrix for Process Mining Technology Vendors for the third consecutive year. In this report, UiPath was recognized as a Star Performer, demonstrating the most year-over-year improvement on the PEAK Matrix®.

◦Named a 2022 Inc. Best Workplace for the third time. The Inc. Best Workplaces award evaluates fast-growing American companies that have created exceptional workplaces through vibrant cultures, employee engagement, and stellar benefits.
•Appointed Brigette McInnis-Day as Chief People Officer: McInnis-Day is a former Google and SAP executive that brings more than two decades of enterprise software experience and will be responsible for ensuring that UiPath attracts, retains, and cultivates a diverse workforce to drive the business.
•Announced the UiPath CIO Automation Council: UiPath and 17 customer CIOs will work together to accelerate automation maturity through sharing best practices; identify new business objectives and market needs for automation; and establish industry benchmarks and provide input to guide industry regulation.
•Issued First Annual 2021 Impact Report: The 2021 Impact Report outlines UiPath’s commitment to four core pillars: Leveraging Automation for Good, Empowering People and Communities, Protecting our Environment, and Fostering Good Governance, and provides some information about the Company’s progress against key indicators.
Conference Call and Webcast
UiPath will host a conference call today, Tuesday, September 6, 2022, at 5:00 p.m. Eastern Time, to discuss the Company's second quarter fiscal 2023 financial results and guidance. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13731222. A replay of this conference call will be available through September 20, 2022 at 1-201-612-7415 (domestic) or 1-877-660-6853 (international). The replay passcode is 13731222. A live webcast of this conference call will be available on the "Investor Relations" page of the UiPath’s website (https://ir.uipath.com), and a replay will be archived on the website as well.
About UiPath
UiPath has a vision to deliver the Fully Automated Enterprise™, one where companies use automation to unlock their greatest potential. UiPath offers an end-to-end platform for automation, combining the leading Robotic Process Automation (RPA) solution with a full suite of capabilities that enable every organization to rapidly scale digital business operations.
Gartner Disclaimers
Gartner, Market Share Analysis: Robotic Process Automation, Worldwide, 2021, By Varsha Mehta, Fabrizio Biscotti, Saikat Ray, Arthur Villa, Cathy Tornbohm, 6 June 2022
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Gartner® and Magic Quadrant™ are registered trademarks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved.

1Gartner, “Magic Quadrant for Robotic Process Automation”, Saikat Ray, Arthur Villa, Paul Vincent, Keith Guttridge, Melanie Alexander, Andy Wang, 25 July, 2022
Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” "outlook," “seeks,” “should,” “will,” and variations of such words, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding our guidance for the third fiscal quarter and fiscal year end 2023, our strategic plans, objectives and roadmap, the estimated addressable market opportunity for our platform, and statements regarding the growth of the automation market. Accordingly, actual results could differ materially, or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the market, political, economic, and business conditions, including geo-political turmoil and macro-economic effects caused by the war in Ukraine, increasing inflationary cost pressures, and foreign exchange volatility; our recent rapid growth, which may not be indicative of our future growth; our limited operating history; our ability to successfully manage our growth; our ability and the ability of our platform to satisfy and adapt to customer demands; our dependency on our existing customers to renew their licenses and purchase additional licenses and products from us and our channel partners; our ability to attract and retain customers; the competitive markets in which we participate; our ability to maintain and expand our distribution channels; our ability to retain and motivate our management and key employees, integrate new team members, and manage management transitions; our reliance on third-party providers of cloud-based infrastructure; the potential impact that the continuing COVID-19 pandemic with an economic downturn could have on our or our customers’ businesses, financial condition, and future operating results; our failure to achieve our environmental, social and governance (“ESG”) goals; and the price volatility of our Class A common stock.

Further information on risks that could cause actual results to differ materially from our guidance can be found in our Annual Report on Form 10-K for the annual period ended January 31, 2022, filed with the SEC on April 4, 2022, and in our Quarterly Reports on Form 10-Q filed with the SEC, and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance obligations assuming no increases or reductions in the subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for specific bad debt or disputed amounts. Additionally, though we use ARR as a forward-looking metric in the management of our business, it does not include invoiced amounts reported as perpetual licenses or professional services revenue in our consolidated statement of operations, and is not a forecast of future revenue, which can be impacted by contract start and end dates, duration, and renewal rates.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-

GAAP operating income (loss) and margin, and non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock; and
•in the case of non-GAAP net income (loss), tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, capitalization of software development costs, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of special items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). We believe these non-GAAP financial measures provide investors with useful supplementary information in evaluating our performance. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue:
Licenses	$103,696	$95,547	$220,700	$195,763
Subscription services	124,656	90,319	240,150	167,961
Professional services and other	13,870	9,655	26,438	18,014
Total revenue	242,222	195,521	487,288	381,738
Cost of revenue:
Licenses	2,170	2,434	4,707	4,888
Subscription services	22,326	12,238	43,371	26,417
Professional services and other	20,080	20,922	41,514	53,299
Total cost of revenue	44,576	35,594	89,592	84,604
Gross profit	197,646	159,927	397,696	297,134
Operating expenses:
Sales and marketing	181,547	144,268	371,329	350,019
Research and development	67,849	57,646	136,539	150,686
General and administrative	68,443	55,834	125,973	130,249
Total operating expenses	317,839	257,748	633,841	630,954
Operating loss	(120,193)	(97,821)	(236,145)	(333,820)
Interest income	4,505	766	5,496	1,707
Other expense, net	(600)	(1,225)	(3,411)	(4,443)
Loss before income taxes	(116,288)	(98,280)	(234,060)	(336,556)
Provision for income taxes	4,090	1,746	8,879	3,133
Net loss	$(120,378)	$(100,026)	$(242,939)	$(339,689)
Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.19)	$(0.45)	$(0.91)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	546,058	526,512	544,014	373,488

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	July 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,607,356	$1,768,723
Marketable securities	114,188	96,417
Accounts receivable, net of allowance for doubtful accounts of $2,672 and $2,566, respectively	193,483	251,988
Contract assets	94,760	74,831
Deferred contract acquisition costs	35,259	29,926
Prepaid expenses and other current assets	63,430	55,416
Total current assets	2,108,476	2,277,301
Marketable securities, non-current	2,396	19,523
Contract assets, non-current	5,722	2,730
Deferred contract acquisition costs, non-current	106,654	100,224
Property and equipment, net	25,517	17,176
Operating lease right-of-use assets	44,074	48,953
Intangible assets, net	26,856	16,817
Goodwill	86,180	53,564
Deferred tax asset	7,995	10,628
Other assets, non-current	20,807	25,534
Total assets	$2,434,677	$2,572,450

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$12,122	$11,515
Accrued expenses and other current liabilities	74,666	87,958
Accrued compensation and employee benefits	80,961	130,673
Deferred revenue	292,323	297,355
Total current liabilities	460,072	527,501
Deferred revenue, non-current	66,598	68,665
Operating lease liabilities, non-current	46,765	49,843
Other liabilities, non-current	11,693	4,524
Total liabilities	585,128	650,533
Commitments and contingencies
Stockholders' equity
Class A common stock	5	4
Class B common stock	1	1
Additional paid-in capital	3,577,278	3,406,959
Accumulated other comprehensive income	11,150	10,899
Accumulated deficit	(1,738,885)	(1,495,946)
Total stockholders’ equity	1,849,549	1,921,917
Total liabilities and stockholders’ equity	$2,434,677	$2,572,450

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands (unaudited)
	Six Months Ended July 31,
	2022	2021
Cash flows from operating activities
Net loss	$(242,939)	$(339,689)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,065	6,966
Amortization of deferred contract acquisition costs	21,860	10,971
Net amortization of premium on marketable securities	860	867
Stock-based compensation expense	189,706	343,448
Charitable donation of Class A common stock	5,499	—
Amortization of operating lease right-of-use assets	4,597	3,580
Provision for deferred income taxes	1,505	(134)
Impairment of long-lived assets	2,881	—
Other non-cash charges (credits), net[1]	(1,031)	(526)
Changes in operating assets and liabilities:
Accounts receivable	51,707	32,961
Contract assets	(26,146)	(20,355)
Deferred contract acquisition costs	(39,572)	(44,946)
Prepaid expenses and other assets	(4,277)	(4,340)
Accounts payable	2,759	(3,663)
Accrued expense and other liabilities	(14,507)	8,484
Accrued compensation and employee benefits	(45,042)	(32,686)
Operating lease liabilities, net	(2,422)	(3,698)
Deferred revenue	9,876	19,237
Net cash used in operating activities	(76,621)	(23,523)
Cash flows from investing activities
Purchases of marketable securities	(45,600)	(94,157)
Sales of marketable securities	—	89,383
Maturities of marketable securities	47,433	36,605
Purchases of property and equipment	(16,298)	(3,641)
Capitalization of software development costs	—	(771)
Payments related to business acquisitions, net of cash acquired	(29,477)	(5,498)
Other investing, net	(507)	—
Net cash (used in) provided by investing activities	(44,449)	21,921
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	692,369
Payments of initial public offering costs	—	(3,734)
Proceeds from issuance of convertible preferred stock	—	750,000
Payments of issuance costs for convertible preferred stock	—	(164)
Proceeds from exercise of stock options	4,682	6,651
Payments of tax withholdings on net settlement of equity awards	(38,717)	(9,554)
Net (payments) receipts of tax withholdings on sell-to-cover equity award transactions	(10,132)	9,483
Proceeds from employee stock purchase plan contributions	8,507	6,902
Repurchase of unvested early exercised stock options	(1,493)	—
Net cash (used in) provided by financing activities	(37,153)	1,451,953
Effect of exchange rate changes	(3,144)	4,883
Net (decrease) increase in cash, cash equivalents, and restricted cash	(161,367)	1,455,234
Cash, cash equivalents, and restricted cash - beginning of period	1,768,723	371,190
Cash, cash equivalents, and restricted cash - end of period	$1,607,356	$1,826,424

[1] Prior period amounts have been combined to conform to current period presentation

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Licenses
GAAP cost of licenses	$2,170	$2,434	$4,707	$4,888
Less: Amortization of acquired intangible assets	562	636	1,158	1,282
Non-GAAP cost of licenses	$1,608	$1,798	$3,549	$3,606

Subscription services
GAAP cost of subscription services	$22,326	$12,238	$43,371	$26,417
Less: Stock-based compensation expense	2,841	1,657	6,057	7,871
Less: Amortization of acquired intangible assets	330	330	660	440
Less: Employer payroll tax expense related to employee equity transactions	62	186	146	186
Less: Restructuring costs	137	—	137	—
Non-GAAP cost of subscription services	$18,956	$10,065	$36,371	$17,920

Professional services and other
GAAP cost of professional services and other	$20,080	$20,922	$41,514	$53,299
Less: Stock-based compensation expense	2,528	3,904	6,402	22,835
Less: Employer payroll tax expense related to employee equity transactions	62	1,079	141	1,079
Less: Restructuring costs	320	—	320	—
Non-GAAP cost of professional services and other	$17,170	$15,939	$34,651	$29,385

Gross profit and margin
GAAP gross profit	$197,646	$159,927	$397,696	$297,134
GAAP gross margin	82%	82%	82%	78%
Plus: Stock-based compensation expense	5,369	5,561	12,459	30,706
Plus: Amortization of acquired intangible assets	892	966	1,818	1,722
Plus: Employer payroll tax expense related to employee equity transactions	124	1,265	287	1,265
Plus: Restructuring costs	457	—	457	—
Non-GAAP gross profit	$204,488	$167,719	$412,717	$330,827
Non-GAAP gross margin	84%	86%	85%	87%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss, and Margin to Non-GAAP Operating Expenses, (Loss) Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Sales and Marketing
GAAP sales and marketing	$181,547	$144,268	$371,329	$350,019
Less: Stock-based compensation expense	35,889	41,006	86,647	160,299
Less: Amortization of acquired intangible assets	413	427	827	588
Less: Employer payroll tax expense related to employee equity transactions	1,202	8,364	2,629	8,679
Less: Restructuring costs	10,732	—	10,732	—
Non-GAAP sales and marketing	$133,311	$94,471	$270,494	$180,453

Research and Development
GAAP research and development	$67,849	$57,646	$136,539	$150,686
Less: Stock-based compensation expense	23,501	23,978	50,124	89,594
Less: Employer payroll tax expense related to employee equity transactions	320	325	801	325
Less: Restructuring costs	43	—	43	—
Non-GAAP research and development	$43,985	$33,343	$85,571	$60,767

General and Administrative
GAAP general and administrative	$68,443	$55,834	$125,973	$130,249
Less: Stock-based compensation expense	23,493	22,068	40,476	62,849
Less: Amortization of acquired intangible assets	46	—	92	—
Less: Employer payroll tax expense related to employee equity transactions	186	590	363	590
Less: Restructuring costs	802	—	802	—
Less: Charitable donation of Class A common stock	5,499	—	5,499	—
Non-GAAP general and administrative	$38,417	$33,176	$78,741	$66,810

Operating Loss
GAAP operating loss	$(120,193)	$(97,821)	$(236,145)	$(333,820)
GAAP operating margin	(50)%	(50)%	(48)%	(87)%
Plus: Stock-based compensation expense	88,252	92,613	189,706	343,448
Plus: Amortization of acquired intangible assets	1,351	1,393	2,737	2,310
Plus: Employer payroll tax expense related to employee equity transactions	1,832	10,544	4,080	10,859
Plus: Restructuring costs	12,034	—	12,034	—
Plus: Charitable donation of Class A common stock	5,499	—	5,499	—
Non-GAAP operating (loss) income	$(11,225)	$6,729	$(22,089)	$22,797
Non-GAAP operating margin	(5)%	3%	(5)%	6%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
GAAP net loss	$(120,378)	$(100,026)	$(242,939)	$(339,689)
Plus: Stock-based compensation expense	88,252	92,613	189,706	343,448
Plus: Amortization of acquired intangible assets	1,351	1,393	2,737	2,310
Plus: Employer payroll tax expense related to employee equity transactions	1,832	10,544	4,080	10,859
Plus: Restructuring costs	12,034	—	12,034	—
Plus: Charitable donation of Class A common stock	5,499	—	5,499	—
Tax adjustments to add-backs[1]	—	(338)	—	(1,083)
Non-GAAP net (loss) income	$(11,410)	$4,186	$(28,883)	$15,845

GAAP net loss per share, basic and diluted	$(0.22)	$(0.19)	$(0.45)	$(0.91)
GAAP weighted average common shares outstanding, basic and diluted	546,058	526,512	544,014	373,488
Plus: Unweighted adjustment for conversion of preferred to common stock in connection with IPO	—	—	—	137,073
Plus: Unweighted adjustment for common stock issued in connection with IPO	—	—	—	5,818
Non-GAAP weighted average common shares outstanding, basic	546,058	526,512	544,014	516,379
Plus: Dilutive potential common shares from outstanding equity awards	—	33,619	—	42,692
Non-GAAP weighted average common shares outstanding, diluted	546,058	560,131	544,014	559,071
Non-GAAP net (loss) income per share, basic	$(0.02)	$0.01	$(0.05)	$0.03
Non-GAAP net (loss) income per share, diluted	$(0.02)	$0.01	$(0.05)	$0.03
[1] Estimated using blended annual effective tax rate and net operating losses available to offset.

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Six Months Ended July 31,
	2022	2021
GAAP net cash used in operating activities	$(76,621)	$(23,523)
Purchases of property and equipment	(16,298)	(3,641)
Capitalization of software development costs	—	(771)
Cash paid for employer payroll taxes related to employee equity transactions	4,953	9,064
Net payments (receipts) of employee tax withholdings on stock option exercises	5,664	(4,726)
Cash paid for restructuring costs	5,196	—
Non-GAAP adjusted free cash flow	$(77,106)	$(23,597)

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